UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2024

CONN’S, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2445 Technology Forest Blvd., Suite 800
The Woodlands, TX 77381
(Address of principal executive offices)
(936) 230-5899
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CONN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Miller Offer Letter and Severance Agreement
On February 15, 2024, Norman L Miller, Chief Executive Officer and President of Conn’s, Inc. (the “Company”), entered into an offer letter (the “Offer Letter”) and Executive Severance Agreement (the “Severance Agreement”) with the Company setting forth the terms of his employment and compensation. Pursuant to the Offer Letter, Mr. Miller will be entitled to an annualized base salary of $1.0 million and will be eligible for an annual bonus with a target payout of 150% of base salary and maximum annual bonus of 200% of his target bonus.
Mr. Miller will also be eligible for long-term incentives under the terms and conditions of the Company’s annual long-term incentive program in the form of restricted stock units and performance based restricted stock in an amount to be determined annually by the Compensation Committee based on then-current competitive market practices, the availability of shares for grant in our stock plans, potential dilution considerations, our equity compensation strategy, and overall business conditions.
Mr. Miller will also be entitled to health and welfare benefits and certain professional fees in connection with entry into the Offer Letter and Severance Agreement.
Pursuant to the Severance Agreement, if Mr. Miller is terminated by the Company for any reason, the Company will pay the following: (1) the earned but unpaid base salary to which he is entitled immediately prior to such termination; (2) any annual incentive plan bonus that relates to a completed performance period, but not yet paid on or prior to such termination; (3) accrued but unpaid vacation and unused sick days; and (4) reimbursement of any unpaid business expenses. Should Mr. Miller be terminated by the Company other than for Cause (as defined in the Severance Agreement) or as a result of his death or disability, or should Mr. Miller resign for Good Reason (as defined in the Severance Agreement), Mr. Miller will be entitled to certain severance benefits: (1) 24 months of Mr. Miller’s base salary; (2) Mr. Miller’s prorated annual cash bonus for the year of termination based on actual achievement of performance targets; (3) 24 months of the monthly premium necessary to continue Mr. Miller’s existing group medical, dental, life, disability and other employee welfare benefit plans; and (4) all awards held by Mr. Miller under the Company’s long-term incentive plan will continue to vest as if Mr. Miller had remained an employee of the Company for the 24 month severance period. Furthermore, should Mr. Miller be terminated during the 12-month period prior to a change of control or the 12-month period following a Change in Control, Mr. Miller would be entitled to: (1) a lump-sum cash payment in an amount equal to three times Mr. Miller’s base salary; (2) Mr. Miller’s prorated target annual cash bonus for the year of termination; (3) a lump sum cash stipend equal to 24 times the employer portion of the monthly premium payable for health and dental coverage had Mr. Miller continued to be actively employed by the Company; and (4) immediate vesting of all awards held by Mr. Miller under the Company’s long-term incentive program based on the greater of the target number of shares and the number of shares that would vest based on actual Company performance, and continued exercisability of such awards during the 24 month period following the date of termination.
There are no changes to Mr. Miller’s Indemnification Agreement entered into on September 7, 2015.
The foregoing descriptions of the Offer Letter and the Severance Agreement are not complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Promotion to Chief Financial Officer
Effective February 15, 2024, the Company promoted Mr. Timothy Santo, age 47, to Chief Financial Officer. Mr. Santo will be responsible for leading the Company’s financial matters and will report to Mr. Miller. Mr. Santo has been serving as the Company’s Interim Chief Financial Officer since November 17, 2023. Mr. Santo joined the Company as Vice President and Chief Accounting Officer in April 2023. Mr. Santo will continue to conduct his duties as Chief Accounting Officer until a new Chief Accounting Officer is hired by the Company.
Prior to joining the Company, Mr. Santo served as Senior Vice President & Global Controller of PRA Group, from 2018 to 2023. From 2017 to 2018, Mr. Santo was at Grant Thornton LLP and provided executive level business advisory services to a diverse set of clients. Prior to joining Grant Thornton, Mr. Santo spent well over a decade at General Electric and GE Capital in several executive level Controllership and other related senior finance level roles. Mr. Santo started his career in audit at PricewaterhouseCoopers LLP. Mr. Santo has a Master of Business Administration from the University of Rochester, a Bachelor of Science in Accounting from the State University of New York at Fredonia and is a certified public accountant.
Pursuant to a compensation package recommended by the Compensation Committee and approved by the Board, Mr. Santo’s annual base salary will increase from $350,000 to $475,000, and his bonus based on annual base salary will remain at 50% target to 100% maximum. Mr. Santo will also be eligible for long-term incentives under the terms and conditions of the Company’s annual long-term incentive program in the form of restricted stock units and performance based restricted stock in an amount to be determined annually by the Compensation Committee based on then-current competitive market practices, the availability of shares for grant in our stock plans, potential dilution considerations, our equity compensation strategy, and overall business conditions. There are no changes to Mr. Santo’s (i) other benefits, (ii) severance terms, or (iii) Indemnification Agreement entered into effective April 24, 2023.
There is no arrangement or understanding with any person pursuant to which Mr. Santo was appointed Chief Financial Officer. There are no family relationships between Mr. Santo and any director or executive officer of the Company, and Mr. Santo is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Finance Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

Exhibit 10.1†	Offer Letter, dated as of February 15, 2024, between Conn’s, Inc. and Mr. Norman Miller.

Exhibit 10.2†	Executive Severance Agreement, dated as of February 15, 2024, between Conn’s, Inc. and Mr. Norman Miller.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†	Management contract or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S INC.

Date: February 16, 2024	By:	/s/ Mark L. Prior
	Name:	Mark L. Prior
	Title:	Senior Vice President, General Counsel & Secretary